Exhibit 99.1

      News Release

FOR IMMEDIATE RELEASE	Media contact:
February 1, 2017	Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon announces expiration and expiration date results of its private exchange offers for 18 series of notes and expiration of related tender offers

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced the expiration and expiration date results of its Exchange Offers (as defined below) and the expiration of its Cash Offers (as defined below).

Exchange Offers

The first transaction consists of 18 separate private offers to exchange (the “Exchange Offers”) any and all of the outstanding series of notes listed below under the heading Exchange Offers (collectively, the “Old Notes”) in exchange for a combination of newly issued debt securities of Verizon (the “New Notes”) and, for certain specified series, cash, on the terms and subject to the conditions set forth in the Offering Memorandum dated January 25, 2017 (the “Offering Memorandum” and, together with the accompanying exchange offer notice of guaranteed delivery, the “Exchange Offer Documents”).

The Exchange Offers expired at 5:00 p.m. (Eastern time) on January 31, 2017 (the “Exchange Offer Expiration Date”). The “Exchange Offer Settlement Date” with respect to the Exchange Offers will be promptly following the Exchange Offer Expiration Date and is expected to be February 3, 2017. In addition to the applicable Total Exchange Price (as defined in the Offering Memorandum), Exchange Offer Eligible Holders (as defined below) whose Old Notes are accepted for exchange will be paid accrued and unpaid interest on such Old Notes to, but not including, the Exchange Offer Settlement Date. Interest will cease to accrue on the Exchange Offer Settlement Date for all Old Notes accepted, including those tendered through the guaranteed delivery procedures.

On the terms and subject to the conditions set forth in the Offering Memorandum, the tables below provide the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn at or prior to the Exchange Offer Expiration Date and the aggregate principal amount of each series of Old Notes that Verizon expects to accept in connection with Verizon’s offers to:

(i) exchange (the “2022 Exchange Offers”) any and all of its outstanding notes listed below for New Notes due 2022 of Verizon (the “New Notes due 2022”) and, if applicable, cash:

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Expiration Date and Expected to be Accepted (1)
92343VAL8	5.500% notes due 2018	$737,058,000	$82,642,000
92343VAM6	6.100% notes due 2018	$752,516,000	$76,930,000
92343VBP8	3.650% notes due 2018	$2,698,070,000	$507,629,000
92343VCB8	2.550% notes due 2019	$500,000,000	$156,284,000
92343VDF8	1.375% notes due 2019	$1,000,000,000	$374,660,000
92343VCH5	2.625% notes due 2020	$3,304,145,000	$1,906,273,000

(ii) exchange (the “2039 Exchange Offers”) any and all of its outstanding notes listed below for New Notes due 2039 of Verizon (the “New Notes due 2039”) and, if applicable, cash:

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Expiration Date and Expected to be Accepted (1)
92343VBR4	5.150% notes due 2023	$8,516,519,000	$708,185,000
92344GAM8/92344GAC0	7.750% notes due 2030	$930,260,000	$184,199,000
92344GAS5	7.750% notes due 2032	$217,822,000	$2,204,000
92343VBS2	6.400% notes due 2033	$1,729,489,000	$639,549,000

(iii) exchange (the “2049 Exchange Offers”) any and all of its outstanding notes listed below for New Notes due 2049 of Verizon (the “New Notes due 2049”) and, if applicable, cash:

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Expiration Date and Expected to be Accepted (1)
92344GAX4	5.850% notes due 2035	$1,250,414,000	$445,777,000
92343VAF1	6.250% notes due 2037	$636,164,000	$188,682,000
92343VAK0	6.400% notes due 2038	$750,121,000	$228,276,000
92343VAP9	6.900% notes due 2038	$384,147,000	$110,676,000
92343VAR5	8.950% notes due 2039	$290,083,000	$47,654,000
92343VAU8	7.350% notes due 2039	$412,283,000	$224,568,000
92343VAW4	6.000% notes due 2041	$1,000,000,000	$479,964,000
92343VBT0	6.550% notes due 2043	$4,245,055,000	$1,932,813,000

(1) The principal amounts tendered and expected to be accepted as reflected in the tables above, do not include the aggregate principal amounts of Old Notes that may be validly tendered pursuant to guaranteed delivery procedures and not validly withdrawn prior to the guaranteed delivery date and accepted for exchange.

On the terms and subject to the conditions set forth in the Offering Memorandum, Verizon expects that it will issue approximately $3.2 billion aggregate principal amount of New Notes due 2022, approximately $1.7 billion aggregate principal amount of New Notes due 2039 and approximately $4.1 billion aggregate principal amount of New Notes due 2049, as part of the Total Exchange Prices (as defined in the Offering Memorandum) for the Old Notes expected to be accepted in the Exchange Offers. Accordingly, the Minimum Issue Requirement (as defined in the Offering Memorandum) has been satisfied. Verizon will not receive any cash proceeds from the Exchange Offers. The actual aggregate principal amounts of New Notes that will be issued on the Exchange Offer Settlement Date are subject to change based on deliveries under the guaranteed delivery procedures and final validation of tenders.

Verizon today announced that the Cash Offer Completion Condition (as defined in the Offering Memorandum), as well as certain customary conditions to the Exchange Offers, including the absence of certain adverse legal and market developments, have been satisfied.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to the New Notes.

Only holders who had duly completed and returned an Eligibility Letter certifying that they were either (1) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (“QIBs”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States were authorized to receive the Offering Memorandum and to participate in the Exchange Offers (“Exchange Offer Eligible Holder”).

Global Bondholder Services Corporation is acting as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The Exchange Offer Documents can be accessed at the following link http://gbsc-usa.com/eligibility/verizon-xo.

Cash Offers

The second transaction consists of 18 separate offers to purchase for cash (the “Cash Offers”) any and all of each series of Old Notes, on the terms and subject to the conditions set forth in the Offer to Purchase dated January 25, 2017 (the “Offer to Purchase” and, together with the accompanying cash offer notice of guaranteed delivery, the “Cash Offer Documents”, collectively with the Exchange Offer Documents, the “Offer Documents”). The Cash Offers expired at 5:00 p.m. (Eastern time) on January 31, 2017 (the “Cash Offer Expiration Date”). The “Cash Offer Settlement Date” with respect to the Cash Offers will be promptly following the Cash Offer Expiration Date and is expected to be February 3, 2017.

In addition to the applicable Total Consideration (as defined in the Offer to Purchase), Cash Offer Eligible Holders (as defined below) whose Old Notes are accepted for purchase will be paid accrued and unpaid interest on such Old Notes to, but not including, the Cash Offer Settlement Date. Interest will cease to accrue on the Cash Offer Settlement Date for all Old Notes accepted, including those tendered through the guaranteed delivery procedures.

Verizon today announced that the Exchange Offer Completion Condition (as defined in the Offer to Purchase), the Maximum Total Consideration Condition (as defined in the Offer to Purchase) as well as certain customary conditions to the Cash Offers, including the absence of certain adverse legal and market developments, have been satisfied.

Only holders who were not QIBs or non-“U.S. persons” located outside of the United States (“Cash Offer Eligible Holders”) were eligible to participate in the Cash Offers. Holders of Old Notes participating in the Cash Offers were required to certify that they are Cash Offer Eligible Holders.

Global Bondholder Services Corporation is also acting as the Information Agent and the Tender Agent for the Cash Offers. Questions or requests for assistance related to the Cash Offers or for additional copies of the Cash Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offers. The Cash Offer Documents can be accessed at the following link http://www.gbsc-usa.com/verizon-tender/.

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Verizon refers to the Exchange Offers and the Cash Offers, collectively, as the “Offers.”

The lead dealer managers for the Offers were Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Santander Investment Securities Inc., and Wells Fargo Securities, LLC. The co-dealer managers for the Offers were Loop Capital Markets LLC, Mizuho Securities USA Inc., SMBC Nikko Securities America, Inc., ICBC Standard Bank Plc, BNY Mellon Capital Markets, LLC, Lebenthal & Co., LLC, Mischler Financial Group, Inc., SG Americas Securities, LLC, The Williams Capital Group, L.P. and U.S. Bancorp Investments, Inc. This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents and the Cash Offers are being made solely pursuant to the Offer to Purchase and related documents. The Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being directed at persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below), qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents. For purposes of the foregoing, the “Prospectus Directive” means the Prospectus Directive 2003/71/EC, as amended, including pursuant to Directive 2010/73/EU.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Eligible holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

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